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                                 EXHIBIT 10.31.

         SUPPLEMENTAL AGREEMENT, dated as of October 31, 1994, between ICN Merger Corp., a Delaware corporation ("New ICN"), and DG Bank.

         WHEREAS, on February 27, 1987, ICN Pharmaceuticals, Inc. ("ICN") and Fintrelex S.A., as representative of a consortium of Swiss financial institutions entered into a Public Bond Issue Agreement pursuant to which ICN issued Sfr. 60,000,000 aggregate principal amount of 3- 1/4% Subordinated Convertible Bonds (the "Bonds");

         WHEREAS, on the date hereof, Bonds in an aggregate principal amount of SFr. 6,168,000 remain outstanding;

         WHEREAS, ICN and certain affiliates of ICN will be merged into New ICN (the "Merger") pursuant to that certain Merger Agreement, dated August 1, 1994;

         WHEREAS, New ICN will be the surviving corporation of the Merger and, upon the effectiveness thereof, New ICN will change its name to ICN Pharmaceuticals, Inc.;

         WHEREAS, in 1991, DG Bank (Schweiz) AG ("DG Bank") assumed the role of lead-manager from Fintrelex S.A.;

         WHEREAS, pursuant to the Terms of the Bonds, DG Bank shall have the right, on behalf of the holders of the Bonds to declare the Bonds then outstanding, plus accrued interest, due and payable in the event of a merger of ICN into another corporation unless the surviving corporation expressly assumes all obligations of ICN under the Bonds by supplemental agreement reasonably satisfactory to DG Bank; and

         WHEREAS, New ICN desires to assume all obligations of ICN under the Bonds;

         NOW THEREFORE, in consideration of the premises herein set forth and in order to comply with the Terms of the Bonds and parties hereto agree as follows:

         1. Assumption. In satisfaction of the requirements of Section 11(f) of the Terms of the Bonds, New ICN hereby expressly and unconditionally assumes any and all obligations of ICN under the Bonds.

         2. Confirmation. The Terms of the Bonds are in all respects confirmed and preserved.

         3. Effectiveness. This Agreement shall become effective immediately upon the filing of the Certificate of Merger evidencing the Merger with the Secretary of State of the state of Delaware.

         4. Counterparts. This Supplemental Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


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         5. Governing Law.  This Supplemental Agreement shall be construed in accordance with and governed by the laws of Switzerland.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Agreement to be duly executed, as of the date and year first above written.

                                    ICN MERGER CORP.

                                    By:
                                       ---------------------------------------
                                       Name:   John E. Giordani
                                       Title:  Director and Vice President


                                    DG BANK (SCHWEIZ) AG

                                    By:
                                       ---------------------------------------


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